Registration No. 333-161455

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRIGHAM EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	75-2692967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6300 Bridgepoint Pkwy, Bldg. Two, Suite 500

Austin, Texas 78730

(512) 427-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben M. Brigham

Chief Executive Officer and President

Brigham Exploration Company

6300 Bridgepoint Pkwy, Bldg. Two, Suite 500

Austin, Texas 78730

(512) 427-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:

Joe Dannenmaier

Amy Curtis

Kenn Webb

Thompson & Knight LLP

1722 Routh Street, Suite 1500

Dallas, Texas 75201-2533

(214) 969-1700

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF CO- REGISTRANTS

Each of the following subsidiaries of Brigham Exploration Company is hereby deemed to be a registrant:

EXACT NAME AS SPECIFIED IN THEIR CHARTERS	JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NO.
Brigham, Inc.	Nevada	75-2354099
Brigham Oil & Gas, L.P.	Delaware	75-2429186

The address and telephone number of the principal executive offices of Brigham, Inc. and Brigham Oil & Gas, L.P. are 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, (512) 427-3300 and the agent for service at such address is Ben M. Brigham.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of Brigham Exploration Company, a Delaware corporation (the “Company”), and the guarantors listed on the cover page hereof (the “Guarantors”), on Form S-3 (Registration No. 333-161455), filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2009, as amended by Amendment No. 1 thereto filed with the SEC on September 16, 2009 and Amendment No. 2 thereto filed with the SEC on September 30, 2009 (the “Registration Statement”), which registered the offering of an indeterminate number or amount of debt securities, common stock, par value $0.01 per share, preferred stock, par value $0.01 per share, depository shares, warrants, guarantees of debt securities, rights and units (collectively, the “Securities”).

On December 8, 2011, pursuant to the Agreement and Plan of Merger, dated October 17, 2011 (the “Merger Agreement”), by and among the Company, Statoil ASA, a public limited liability company organized under the laws of the Kingdom of Norway (“Parent”), and Fargo Acquisition Inc., a Delaware corporation (“Merger Sub”), Parent and Merger Sub merged Merger Sub with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”). As a result of the Merger, the Company and the Guarantors have terminated the offering of their Securities pursuant to this Registration Statement.

In connection with the Merger and other transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company and the Guarantors in the Registration Statement to remove from registration by means of a post-effective amendment any Securities which remain unsold at the termination of the offering, the Company and the Guarantors hereby remove and withdraw from registration all Securities of the Company and the Guarantors registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, on this 29th day of December, 2011.

BRIGHAM EXPLORATION COMPANY

By:	/s/ Ben M. Brigham
Ben M. Brigham
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Date	Title

/s/ Ben M. Brigham	December 29, 2011	Chief Executive Officer and President
Ben M. Brigham		(Principal Executive Officer)

/s/ Eugene B. Shepherd, Jr.	December 29, 2011	Executive Vice President and Chief
Eugene B. Shepherd, Jr.		Financial Officer (Principal Financial and Accounting Officer)

/s/ Jason Nye	December 29, 2011	Director
Jason Nye

/s/ Kathy Kanocz	December 29, 2011	Director
Kathy Kanocz

/s/ Andrew Byron Winkle	December 29, 2011	Director
Andrew Byron Winkle

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, the State of Texas, on this 29th day of December, 2011.

BRIGHAM INC.

By:	/s/ Ben M. Brigham
Ben M. Brigham
President

BRIGHAM OIL & GAS, L.P. (Brigham, Inc. serves as the general partner of Brigham Oil & Gas, L.P.)

By:	/s/ Ben M. Brigham
Ben M. Brigham
President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Date	Title

/s/ Ben M. Brigham	December 29, 2011	President (Principal Executive Officer) of
Ben M. Brigham		Brigham Inc. Brigham Oil & Gas, L.P.

/s/ Eugene B. Shepherd, Jr.	December 29, 2011	Chief Financial Officer (Principal
Eugene B. Shepherd, Jr.		Financial and Accounting Officer) Brigham Inc. Brigham Oil & Gas, L.P.

/s/ Jason Nye	December 29, 2011	Director
Jason Nye		Brigham Inc. Brigham Oil & Gas, L.P.

/s/ Kathy Kanocz	December 29, 2011	Director
Kathy Kanocz		Brigham Inc. Brigham Oil & Gas, L.P.

/s/ Andrew Byron Winkle	December 29, 2011	Director
Andrew Byron Winkle		Brigham Inc. Brigham Oil & Gas, L.P.